Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (including all exhibits hereto, this “Agreement”) is made as of November 7, 2016 (the “Effective Date”), between AquaBounty Technologies, Inc., a Delaware corporation (“AquaBounty”), and Intrexon Corporation, a Virginia corporation (“Intrexon”).

WHEREAS, Intrexon currently owns 99,114,668 shares of Common Stock of AquaBounty;

WHEREAS, pursuant to a Promissory Note Purchase Agreement, dated as of February 16, 2016, between AquaBounty and Intrexon, AquaBounty issued to Intrexon convertible promissory notes in an aggregate principal amount of $10,000,000 (the “Notes”); and

WHEREAS, AquaBounty desires to sell and issue to Intrexon, and Intrexon desires to purchase from AquaBounty, additional Common Stock at the price and upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

In addition to the terms defined elsewhere herein, when used herein, the following terms shall have the meanings indicated hereunder:

“Affiliate” means, with respect to any Person, any other Person who controls, is controlled by, or is under common control with such Person.

“AIM Market” means AIM, a market operated by the London Stock Exchange.

“AIM Rules” means the AIM Rules for Companies published by the London Stock Exchange.

“Board” means the Board of Directors of AquaBounty.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

“Closing Conditions” means the respective obligations of Intrexon and AquaBounty as set forth in Articles V and VI.

“Common Stock” means the shares of common stock, par value $0.001 per share, of AquaBounty.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust, or other instrument to which such Person is a party or by which it or any of its property is bound.

“Copyright” means copyright, which includes all rights in computer software and in databases and all rights or forms of protection which have equivalent or similar effect to the foregoing and which subsist anywhere in the world.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“FCA” means the Financial Conduct Authority.

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means the AIM Market; any federal, state, or local governmental or quasi-governmental instrumentality, agency, board, commission, or department; or any regulatory agency, bureau, commission, or authority.

“Group” means AquaBounty and its subsidiaries, and references to “Group Company” and “member of the Group” shall be construed accordingly.

“Information Statement” means the Information Statement of Intrexon relating to the proposed distribution by Intrexon of a portion of the shares of Common Stock of AquaBounty (other than the Shares) held by Intrexon, which is to be prepared in accordance with the requirements of the Exchange Act and included as an exhibit to the Form 10 (as defined in Section 5.7(a)).

“Intellectual Property Rights” means patents, inventions, Know-How, trade secrets and other confidential information, registered designs, Copyright, database rights, design rights, rights affording equivalent protection to copyright, database rights and design rights, topography rights, trademarks, service marks, business names, trade names, domain names, registration of an application to register any of the aforesaid items, rights to sue for passing-off and rights in the nature of any of the aforesaid items in any country.

“Know-How” means inventions, discoveries, improvement, processes, formulae, techniques, specifications, technical information, methods, tests, reports, component lists, manuals, instructions, drawings and information relating to customers and suppliers (whether written, unwritten or in any other form and whether confidential or not).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right, or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity-related preferences), including, without limitation, those created by, arising under, or evidencing substantially the same economic effect as any of the foregoing.

“Material Adverse Effect” means, subject to any applicable cure or grace periods, a material adverse effect upon (a) the financial condition, operations, business, or properties of AquaBounty; (b) the ability of AquaBounty to perform its material obligations under this Agreement; or (c) the legality, validity, or enforceability of any of this Agreement.

“NASDAQ” means the Nasdaq Stock Market.

“Order” means any judgment, injunction, writ, award, decree, or order of any nature.

“Person” means any individual, group of individuals, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority, or other entity of any kind and shall include any successor (by merger or otherwise) of such entity.

“Prospectus Rules” means the Prospectus Rules made by the Financial Services Authority under Part VI of the FSMA.

“Publicly Announced” means (i) information that has been disclosed by or on behalf of AquaBounty via an announcement on a Regulatory Information Service provided by the London Stock Exchange, within the six-month period immediately preceding the date of this Agreement, or (ii) information that has been disclosed in the Information Statement draft last circulated by AquaBounty to Intrexon prior to the Effective Date.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, or determination of an arbitrator or a court or other Governmental Authority that is applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject, or that pertains to the transactions contemplated or referred to herein.

“SEC” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act and Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Filings” means the filing of any filing required by the SEC under the Securities Act, Exchange Act, any filing required pursuant to the rules of the AIM Market, or any filing with the Delaware Corporations Commission under the Delaware General Corporation Law by AquaBounty, in each case in respect of its issuance of the Shares.

“Shareholder Approval” means the approval by AquaBounty shareholders of any reverse split of the Common Stock that (i) is required to qualify the Common Stock for listing on NASDAQ or (ii) is necessary to have sufficient authorized, unissued shares of Common Stock for the issuance and sale by AquaBounty of the Shares.

“Specified Officers” mean Ronald L. Stotish, David A. Frank, Christopher H. Martin and Alejandro Rojas.

“Warranties” means the warranties and representations set out in Articles III and IV of this Agreement.

Section 1.2 Accounting Terms; Financial Statements.

All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP applied on a consistent basis.

ARTICLE II

PURCHASE AND SALE OF THE SHARES

Section 2.1 Purchase and Sale of the Shares.

(a)	Subject to the terms and conditions of this Agreement, and on reliance upon the representations, warranties and covenants contained herein, AquaBounty hereby agrees to sell to Intrexon, and Intrexon hereby agrees to purchase from AquaBounty, 72,632,190 shares of Common Stock (the “Shares”), for the purchase price of $0.3442 per share (subject to appropriate adjustment to the number of shares and purchase price per share in the event of any stock dividend, stock split, combination or other similar recapitalization after the Effective Date affecting such shares), for an aggregate purchase price of $24,999,999.80.

Section 2.2 Closing.

(a)	The closing of the sale and purchase of the Shares (“Closing”) shall take place remotely via the exchange of documents and signatures on the date on which the Closing Conditions are satisfied or such other date as may be mutually agreed upon by AquaBounty and Intrexon (“Closing Date”).

(b)	At Closing, AquaBounty shall deliver to Intrexon either (i) a stock certificate representing the Shares being purchased or (ii) confirmation from AquaBounty’s transfer agent that such Shares have been issued to, and registered in book form in the name of, Intrexon against payment of the purchase price therefor by wire transfer into a bank account of AquaBounty designated in advance by AquaBounty and such payment shall constitute full and proper discharge by Intrexon of its obligations under this Section 2.2.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AQUABOUNTY

AquaBounty represents and warrants to Intrexon that the statements contained in this Article III are true, complete, and correct as of the Effective Date. For purposes of the representations and warranties set forth in this Article III, AquaBounty will be deemed to have “knowledge” of, or be “aware” of, a particular fact or other matter if any Specified Officer of AquaBounty is actually aware of such fact or other matter.

Section 3.1 Organization and Standing.

AquaBounty is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. AquaBounty is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

Section 3.2 Authorization; Enforceability.

(a)	AquaBounty has all requisite corporate power and authority to execute and deliver, and, subject to receipt of the Shareholder Approval if applicable, to perform its obligations under this Agreement.

(b)	AquaBounty and its officers, directors and shareholders have taken all corporate action necessary for the authorization, execution and delivery of this Agreement and, subject to receipt of the Shareholder Approval if applicable, for the performance of this Agreement and the issuance and sale by AquaBounty of the Shares hereunder.

(c)	This Agreement, when executed and delivered by AquaBounty and each other party thereto, shall constitute a valid and legally binding obligation of AquaBounty, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (iii) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws (such limitations in the foregoing clauses (i), (ii) and (iii), collectively, the “Equitable Exceptions”).

Section 3.3 Capitalization.

(a)	As of the date of this Agreement, the authorized capital of AquaBounty consists of 200,000,000 shares of Common Stock, 157,527,974 shares of which are issued and outstanding, and 40,000,000 shares of preferred stock, par value $0.01 per share, 0 shares of which are issued and outstanding.

(b)	The Shares, subject to receipt of the Shareholder Approval if applicable, (i) will be duly authorized, (ii) when issued and sold to Intrexon will be validly issued, (iii) after receipt of all consideration due therefore, will be fully paid and nonassessable with no personal liability attaching to the ownership thereof and (iv) will be free and clear of any and all liens, charges, restrictions, claims and encumbrances, except as set forth in this Agreement.

(c)	Except for the Notes, as Publicly Announced, or as disclosed in writing to Intrexon prior to the execution of this Agreement, there are no options, warrants or other convertible securities or agreements or arrangements in force which call for the issue to any Person, or accord to any Person the right to call for the issue of any shares in the capital of the Group or any other securities of any member of the Group.

(d)	To AquaBounty’s knowledge, there are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of AquaBounty’s Common Stock or any other securities of AquaBounty, except for the Notes or as contemplated hereunder. AquaBounty has reserved 36,699,681 shares of Common Stock for issuance to Intrexon upon conversion of the Notes. AquaBounty has reserved 19,067,000 shares of Common Stock for issuance to officers, directors, employees and consultants of AquaBounty pursuant to the AquaBounty 2006 Equity Incentive Plan and the AquaBounty 2016 Equity Incentive Plan, in each case, duly adopted by the Board and approved by the AquaBounty stockholders (the “Stock Plans”). Of such shares of Common Stock, 5,567,000 shares of Common Stock are subject to outstanding option awards granted under the Stock Plans, and 13,500,000 shares of Common Stock remain available for future awards to individuals qualified to receive awards pursuant to the Stock Plans. AquaBounty has furnished to Intrexon substantially complete and accurate copies of the Stock Plans and forms of agreements currently used thereunder.

Section 3.4 Compliance with Law and Instruments.

(a)	To AquaBounty’s knowledge, the execution and delivery and, subject to receipt of the Shareholder Approval if applicable, the performance of and compliance with this Agreement and the issuance and sale of the Shares will not, with or without the passage of time or giving of notice, violate (i) any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties; (ii) any term of AquaBounty’s organizational documents; (iii) any provision of any mortgage, indenture, contract, agreement, instrument, or contract to which it is party or by which it is bound; or (iv) any Order by which it is bound.

(b)

Assuming the accuracy of the representations of Intrexon set forth in Article IV, and following receipt of the Shareholder Approval, the execution of this Agreement by AquaBounty and the issuance of the Shares will comply in all respects with the FSMA, the rules and regulations of the FCA and the London Stock Exchange, the Prospectus Rules, the AIM Rules, the General Corporation Law of the State of Delaware, the United States federal securities laws, and all applicable state and federal laws and regulations of the United States (collectively, the “US

Laws”), and all other relevant laws and regulations of the United Kingdom and elsewhere and will comply with and will not infringe or exceed any limits, powers or restrictions or the terms of any agreement, obligation or commitment to which AquaBounty or any Group Company is a party or by which AquaBounty or any Group Company is bound.

(c)	Each Group Company and its officers, agents and employees (past and present) in the course of their respective duties have complied in all material respects with all applicable US Laws and laws and regulations of the United Kingdom, the European Community and any other jurisdiction in which the business of such Group Company is carried on.

Section 3.5 Licenses and Consents.

(a)	Except as Publicly Announced, the Group has all material licenses, consents, approvals, permissions, permits, certificates, qualifications, registrations and other authorizations (public and private) necessary for the proper and efficient operation of its current businesses in the places and in the manner in which the business is now carried on.

(b)	No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local Governmental Authority or any other Person is required in connection with the consummation of the transactions contemplated by this Agreement, except for compliance with notice filings and other requirements under the Securities Act and the Exchange Act and other federal and applicable state securities laws.

Section 3.6 Litigation.

Except as Publicly Announced, no member of the Group is engaged in any material legal or arbitration proceedings or is the subject of any disciplinary proceedings or inquiries by any Governmental Authorities which individually or collectively has had during the 12 months preceding the date of this Agreement or would reasonably be expected to have, a Material Adverse Effect and, to the knowledge of AquaBounty, no such legal or arbitration proceeding is threatened or pending nor, to the knowledge of AquaBounty, is there any circumstance of which AquaBounty is aware which would reasonably be expected to give rise to any such legal or arbitration proceedings being threatened or commenced.

Section 3.7 Intellectual Property.

AquaBounty owns or possesses sufficient legal rights to all Intellectual Property Rights necessary for its business as now conducted, without, to the knowledge of AquaBounty, any infringement of the rights of others. AquaBounty does not have any knowledge of any allegations that AquaBounty is presently violating any of the Intellectual Property Rights of any other Person.

Section 3.8 Liabilities.

Except as Publicly Announced or the Notes, AquaBounty has no outstanding borrowings of any nature or amount (including, without limitation, any overdraft facilities; loans; invoice discounting factoring or other financial facilities).

Section 3.9 Assets.

All the material assets necessary for the operation of the business of the Group, as currently carried on, are legally and beneficially owned, leased or licensed by AquaBounty or the applicable member of the Group.

Section 3.10 Changes.

Except as Publicly Announced, since June 30, 2016:

(a)	the business of the Group has been carried on in the ordinary and usual course;

(b)	there has been no significant adverse change in the financial or trading position of the Group taken as a whole;

(c)	no member of the Group has acquired or disposed of or agreed to acquire or dispose of any of its assets or businesses other than in the ordinary course of business;

(d)	no member of the Group has paid or made any payment or transfer to stockholders of any dividend, bonus, loan or distribution; and

(e)	there have been no changes resulting in a Material Adverse Effect.

Section 3.11 Offering Exemption.

Based in part on the representations of Intrexon set forth in Article IV, the offer, sale, and issuance of the Shares in conformity with the terms and conditions set forth in this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable state securities laws (subject to filings pursuant to applicable state securities laws that have been made or will be made in a timely manner). Neither AquaBounty nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of such Shares by AquaBounty within the registration provisions of the Securities Act or any state securities laws.

Section 3.12 Disclosure.

The information supplied or to be supplied by or on behalf of AquaBounty specifically for inclusion or incorporation by reference in (i) the Form 10 or the Information Statement does not, at the time the Form 10 is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective under the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Information Statement will not, at the date it (and any amendment or supplement thereto) is first mailed to the stockholders of Intrexon and on the Distribution Date (as such term will be fined therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by AquaBounty with respect to statements made therein based on information supplied by or on behalf of Intrexon. The Form 10, including the Information Statement, will, with respect to information regarding AquaBounty, comply as to form in all material respects with the requirements of the Exchange Act, and will not contain material misstatements or omissions, provided, however, that no representation or warranty is being made with respect to material misstatements or omissions based on information supplied by or on behalf of Intrexon specifically for inclusion in the Form 10 or Information Statement.

Section 3.13 Brokers and Finders.

AquaBounty has not agreed to incur, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions, or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF INTREXON

As a material inducement to AquaBounty to enter into and perform its obligations under this Agreement, Intrexon represents and warrants to AquaBounty that the statements contained in this Article IV are true, complete, and correct as of the Effective Date.

Section 4.1 Authorization; Enforceability.

Intrexon has all requisite power and authority to execute, deliver, and perform this Agreement. Intrexon and, as applicable, its directors, officers, members, partners, and shareholders have taken all action necessary for the authorization, execution, delivery, and performance of all obligations of Intrexon under this Agreement. This Agreement constitutes the valid and legally binding obligation of Intrexon, enforceable in accordance with its terms, except as limited by the Equitable Exceptions.

Section 4.2 Investor Representations.

(a)	Intrexon is acquiring the Shares for Intrexon’s own account for investment purposes only and not with a view to or for the sale in connection with any distribution of all or any part of such Shares.

(b)	Intrexon is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

(c)	Intrexon understands that the Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from AquaBounty in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold only pursuant to a registration statement under the Securities Act or pursuant to an exemption therefrom.

(d)	Intrexon acknowledges and agrees that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

(e)	Intrexon was not contacted by AquaBounty or its representatives for the purpose of investing in any securities of AquaBounty offered hereby through any advertisement, article, notice, or any other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general advertising. The Shares purchased under this Agreement were not offered or sold to Intrexon by any form of general solicitation or general advertising.

(f)	Intrexon has not agreed to incur, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions, or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

Section 4.3 Disclosure.

The information supplied or to be supplied by or on behalf of Intrexon specifically for inclusion or incorporation by reference in (i) the Form 10 or the Information Statement does not, at the time the Form 10 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Information Statement will not, at the date it (and any amendment or supplement thereto) is first mailed to the stockholders of Intrexon at the time of the Distribution Date (as such term will be defined therein) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Intrexon with respect to statements made therein based on information supplied by or on behalf of AquaBounty. The Information Statement will, with respect to information regarding Intrexon, comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.4 Legends.

Intrexon acknowledges and agrees that the instrument evidencing the Shares may bear customary restrictive legends.

ARTICLE V

CONDITIONS TO THE OBLIGATION OF INTREXON TO CLOSE

The obligation of Intrexon to purchase the Shares at the Closing shall be subject to the satisfaction as determined by, or waiver by, Intrexon of the following conditions on or before the Closing Date.

Section 5.1 Representations and Warranties.

The representations and warranties of AquaBounty contained in Article III shall be true and correct in all material respects as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which shall be true and correct as of such particular date).

Section 5.2 Compliance with this Agreement.

AquaBounty shall have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by AquaBounty on or before the Closing Date.

Section 5.3 Opinion of AquaBounty Counsel.

Intrexon shall have received from Jones Day, counsel to AquaBounty an opinion, dated as of the Closing Date, in form customary for a private placement of an issuer’s equity securities, consistent with Jones Day opinion practice and reasonably acceptable to Intrexon.

Section 5.4 Secretary’s Certificate.

The Secretary of AquaBounty shall have signed and delivered to Intrexon on behalf of AquaBounty a certificate, in form and substance satisfactory to Intrexon and dated as of the Closing Date, certifying (a) that the Board resolutions attached thereto approving this Agreement and the transactions contemplated hereby are all true, complete, and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of AquaBounty executing this Agreement or other document delivered in connection with Closing on behalf of AquaBounty.

Section 5.5 Compliance Certificate

The President of the Company shall deliver to Intrexon at Closing a certificate certifying that the conditions specified in this Section 5 have been fulfilled.

Section 5.6 Consents and Approvals.

(a)	Except for the Securities Filings, all consents, exemptions, authorizations, and other actions by, or notices to, or filings with, any Governmental Authority or any other Person required in respect of any Requirement of Law and with respect to each Contractual Obligation of AquaBounty that is necessary in connection with the execution, delivery, or performance by, or enforcement against, AquaBounty of this Agreement shall have been obtained and be in full force and effect, and Intrexon shall have been furnished with appropriate evidence thereof.

(b)	The admission of the Shares to trading on the AIM Market shall have become effective in accordance with the latest edition of the AIM Rules. AquaBounty shall provide such evidence as Intrexon may reasonably request as to the satisfaction of this condition.

Section 5.7 Registration and Listing.

(a)	AquaBounty shall have filed with the SEC a Form 10 for the registration of the Common Stock pursuant to Section 12(b) of the Exchange Act (the “Form 10”), which shall include the Information Statement in form and substance approved by Intrexon, and such registration statement shall have become effective in accordance with the Exchange Act.

(b)	AquaBounty shall have received notice that the Common Stock has been approved for listing on NASDAQ. AquaBounty shall provide such evidence as Intrexon may reasonably request as to the satisfaction of this condition.

Section 5.8 No Material Judgment or Order.

There shall be no Order of a court of competent jurisdiction, Lien under any Contractual Obligation, ruling or communication of any Governmental Authority, or condition imposed under any Requirement of Law that, in the reasonable judgment of Intrexon, would prohibit the purchase of the Shares, the distribution contemplated by the Information Statement or subject Intrexon to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Shares were to be purchased hereunder.

Section 5.9 No Material Adverse Effect.

No Material Adverse Effect shall have occurred and Intrexon shall not have concluded that the distribution contemplated by the Information Statement would be materially adverse to Intrexon or its shareholders.

Section 5.10 No Litigation.

No action, suit, proceeding, claim, or dispute shall have been brought or otherwise arisen against AquaBounty (whether at law, in equity, in arbitration, or before any Governmental Authority) that would, if adversely determined, have a Material Adverse Effect.

Section 5.11 Exclusive Channel Collaboration

The Exclusive Channel Collaboration Agreement, dated as of February 14, 2013, between Intrexon and AquaBounty (the “ECC”) shall be in full force and effect and AquaBounty shall not be in material breach of the ECC.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF AQUABOUNTY TO CLOSE

The obligations of AquaBounty to issue and sell the Shares to Intrexon at the Closing, shall be subject to the satisfaction, as determined by, or written waiver by, AquaBounty of the following conditions on or before Closing.

Section 6.1 Representations and Warranties.

The representations and warranties of Intrexon contained in Article IV shall be true and correct in all material respects as of the Closing Date (except with respect to such representations and warranties that address matters only as of a particular date, which are true and correct as of such particular date), and AquaBounty shall have received a certificate signed on behalf of Intrexon by the Chief Legal Officer of Intrexon to such effect.

Section 6.2 Compliance with this Agreement.

Intrexon shall have performed and complied in all material respects with all of the agreements and conditions set forth herein that are required to be performed or complied with by Intrexon on or before the Closing Date.

Section 6.3 No Material Judgment or Order.

At Closing, there shall be no Order of a court of competent jurisdiction, Lien under any Contractual Obligation, ruling of any Governmental Authority, or condition imposed under any Requirement of Law that, in the reasonable judgment of AquaBounty, would prohibit the sale of the Shares or subject AquaBounty to any material penalty or other onerous condition under or pursuant to any Requirement of Law if the Shares were to be purchased hereunder.

Section 6.4 Registration and Shareholder Approval.

(a)	The Form 10 shall have become effective in accordance with the Exchange Act.

(b)	AquaBounty shall have received the Shareholder Approval.

ARTICLE VII

TERMINATION

Section 7.1 Failure of Closing Conditions.

If the Closing Conditions have not been satisfied in full on or before March 31, 2017 (the “End Date”), this Agreement (other than this Section 7.1, Article III (AquaBounty Warranties), and Article IX (Miscellaneous)) shall have no further effect and, in such event, no party to this Agreement shall have any claim against the other party to this Agreement for costs, damages, compensation or otherwise, provided that such termination shall be without prejudice to any accrued rights or obligations of any party under this Agreement.

Section 7.2 Mutual Agreement

This Agreement may be terminated at any time upon mutual agreement of Intrexon and AquaBounty, or by either party if the Closing has not occurred by the End Date.

Section 7.3 Termination for Cause

(a)	Intrexon shall be entitled to terminate this Agreement by giving notice to AquaBounty at any time prior to Closing, if at any time prior to the Closing Date:

(i) it comes to the knowledge of Intrexon (whether by way of receipt of a notification or otherwise) that any of the AquaBounty Warranties was materially untrue, inaccurate or misleading when made and/or that any of the AquaBounty Warranties have ceased to be materially true or accurate or have become materially misleading by reference to the facts and circumstances then subsisting, provided, that for purposes of this Section 7.3, any materiality qualifier in a Warranty shall be read without such qualifier;

(ii) AquaBounty shall fail, in a material way, to comply with any of its obligations under this Agreement; or

(iii) Intrexon shall reasonably determine that a closing condition set forth in Article V is incapable of being satisfied.

(b)	AquaBounty shall be entitled to terminate this Agreement by giving notice to Intrexon at any time prior to Closing, if at any time prior to the Closing Date:

(i) it comes to the knowledge of AquaBounty (whether by way of receipt of a notification or otherwise) that any of the Intrexon Warranties was materially untrue, inaccurate or misleading when made and/or that any of the Intrexon Warranties has ceased to be materially true or accurate or has become materially misleading, provided that for purposes of this Section 7.3, any materiality qualifier in a Warranty shall be read without such qualifier; or

(ii) AquaBounty shall reasonably determine that a closing condition set forth in Article VI is incapable of being satisfied.

ARTICLE VIII

COVENANTS

Section 8.1 Noncontravention.

From the Effective Date until the Closing (or the earlier termination of this Agreement), AquaBounty shall take no action that is inconsistent with the provisions of this Agreement or the consummation of the purchase of Shares as contemplated by this Agreement.

Section 8.2 Changes in Capitalization.

From the Effective Date until the Closing (or the earlier termination of this Agreement), without the prior written consent of Intrexon, except as referenced in Section 3.3 and except with respect to any reverse split of the Common Stock required to qualify the Common Stock for listing on NASDAQ or necessary to have sufficient authorized, unissued shares of Common Stock for the issuance and sale by AquaBounty of the Shares, AquaBounty shall not (i) issue any shares of its capital stock or any options, warrants or other rights to subscribe for or purchase any shares of its capital stock or any securities convertible into or exchangeable for shares of its capital stock; (ii) declare, set aside or pay any dividend or distribution with respect to shares of its capital stock; (iii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock; or (iv) effect a split, reclassification or other change in or of the shares of its capital stock.

Section 8.3 Shareholder Approval.

(a) From the Effective Date until the Closing (or the earlier termination of this Agreement), AquaBounty shall use commercially reasonable efforts to obtain the Shareholder Approval.

(b) From the Effective Date until the Closing (or the earlier termination of this Agreement), Intrexon shall vote or cause to be voted all shares of Common Stock it owns, beneficially or of record, in favor of any reverse split of the Common Stock in a ratio of either 1:10, 1:20, 1:30, 1:40, or 1:50, or any other ratio reasonably acceptable to Intrexon, that (i) is required to qualify the Common Stock for listing on NASDAQ or (ii) necessary to have sufficient authorized, unissued shares of Common Stock for the issuance and sale by AquaBounty of the Shares.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Survival of Representations and Warranties.

All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the third anniversary of the Effective Date, unless otherwise terminated in accordance with Article VII.

Section 9.2 Notices.

All notices, demands, and other communications required or permitted hereunder shall be in writing and shall be given by registered or certified first-class mail (return receipt requested), facsimile, electronic mail, courier service, or personal delivery to the address or number for the intended recipient set forth below or such other address or number as may be provided by written notice from the intended recipient from time to time.

(a)	if to AquaBounty:

AquaBounty Technologies, Inc.

Two Clock Tower Place, Suite 395

Maynard, MA 01754

Attention: David Frank

Facsimile: 978-897-3217

E-mail: dfrank@aquabounty.com

with a copy (which shall not constitute notice) to:

Jones Day

77 W. Wacker Dr.

Chicago, IL 60601

Attention: Brad Brasser

Telephone: 312-269-4252

Facsimile: 312-782-8585

Email: bcbrasser@jonesday.com

(b)	if to Intrexon:

Intrexon Corporation

1750 Kraft Drive, Suite 1400

Blacksburg, VA 24060

Attention: Rick L. Sterling, Chief Financial Officer

Facsimile: 540-961-0925

E-mail: rsterling@intrexon.com

with a copy (which shall not constitute notice) to:

Intrexon Corporation

20358 Seneca Meadows Parkway

Germantown, MD 20876

Attention: Legal Department

Facsimile: 301-556-9901

E-mail: dlehr@intrexon.com

All such communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and upon receipt, if sent via facsimile or electronic mail.

Section 9.3 Successors and Assigns; Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms of this Agreement, Intrexon may, with the prior written consent of AquaBounty (not to be unreasonably withheld, delayed or conditioned), assign any of its rights under this Agreement to any of its Affiliates. AquaBounty may not assign any of its rights under this Agreement without the prior written consent of Intrexon. No Person other than the parties hereto and their successors are intended to be beneficiaries of the provisions of this Agreement.

Section 9.4 Amendment and Waiver.

(a)	No failure or delay on the part of AquaBounty or Intrexon in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to AquaBounty or Intrexon at law, in equity, or otherwise.

(b)	Any amendment, supplement, modification, or waiver of or to any provision of this Agreement must be in a written agreement signed by both parties hereto. Any such waiver shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on either party in any case shall entitle such party to any other further notice or demand in similar or other circumstances.

Section 9.5 Counterparts; Facsimile or Electronic Transmission.

This Agreement may be executed in any number of counterparts, each being deemed to be an original and all of which taken together being deemed to constitute a single agreement. Such counterparts may be delivered by facsimile or as a .pdf file by electronic mail.

Section 9.6 Headings.

The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

Section 9.7 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

Section 9.8 Severability.

If any provision of this Agreement, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision held invalid, illegal, or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 9.9 Rules of Construction.

Unless the context otherwise requires, references to articles, sections, or subsections refer to articles, sections, or subsections of this Agreement.

Section 9.10 Entire Agreement.

This Agreement is intended by the parties hereto as a complete and final expression of their agreement in respect of the subject matter of this Agreement and supersedes all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, or undertakings other than those set forth or referred to in this Agreement.

Section 9.11 Fees.

Each party hereto shall be responsible for all costs, fees, and expenses it incurs (including, without limitation, those of counsel) in connection with the transactions contemplated hereby, including, without limitation, any amendment or modification of this Agreement.

Section 9.12 Further Assurances.

Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions of, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required to carry out or to perform the provisions of this Agreement.

Section 9.13 Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(a)	In any litigation with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection, or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between AquaBounty and Intrexon, the parties hereby waive, to the fullest extent they may legally do so, (i) the right to interpose any setoff, recoupment, counterclaim, or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim, or cross-claim, unless such setoff, recoupment, counterclaim, or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded, or alleged in any other action and (ii) TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION. AQUABOUNTY AGREES THAT THIS SECTION 9.13(A) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT INTREXON WOULD NOT EXTEND ANY CREDIT TO AQUABOUNTY IF THIS SECTION 9.13(A) WERE NOT PART OF THIS AGREEMENT.

(b)	The parties hereby irrevocably consent to the exclusive jurisdiction of the courts located within the State of Delaware in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered in connection with the transactions contemplated hereby. In such litigation, each of the parties waives, to the fullest extent it may effectively do so, any personal service of any summons, complaint, or other process and agrees that the service thereof may be made by certified or registered mail directed to its address set forth in this Agreement. Each of the parties hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first set forth above.

AQUABOUNTY TECHNOLOGIES, INC.

By:	/s/ David A. Frank
Name: David A. Frank
Title: Chief Financial Officer

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Name: Donald P. Lehr
Title: Chief Legal Officer

[Signature Page to Stock Purchase Agreement]